Exhibit 10.11
Molson Coors beverage Company
Employee Nonqualified Stock Option Award Notice

This Award Notice evidences the award of nonqualified stock options (each, an “Option” or collectively, the “Options”) that have been granted to you, NAME, by Molson Coors Beverage Company, a Delaware corporation (the “Company”), subject to the terms of this Award Notice, the [YEAR] Nonqualified Stock Option Agreement which is attached hereto (the “Agreement”) and the Amended and Restated Molson Coors Beverage Company Incentive Compensation Plan (the “Plan”). When vested, each stock option entitles you to purchase one share of Class B common stock of the Company, par value $0.01 per share (the “Shares”). The Options are granted pursuant to the terms of the Plan.

This Award Notice constitutes part of, and is subject to the terms and provisions of, the Agreement and the Plan, which are incorporated by reference herein. Capitalized terms used but not defined in this Award Notice shall have the meanings set forth in the Agreement or in the Plan.

Grant Date:         Grant Date

Number of Shares:     Number, subject to adjustment as provided under Section 4.4 of the Plan.

Exercise Price:         Grant Price per Share

Expiration Date:     The Options expire at close of market on the last business day coincident with or prior to the 10th anniversary of the Grant Date (the “Expiration Date”), unless fully exercised or terminated earlier.

Vesting Schedule:     Subject to the provisions of the Agreement and the Plan and provided that you remain continuously employed by the Company and/or an Affiliate through the respective vesting date set forth below, the Options shall vest as follows:

Vesting Date	Cumulative Vested Percentage of Options
[ ]	[ ]%

    Except for termination of employment due to Retirement (defined in the Agreement), involuntary termination with severance due to restructure or reduction in force, death or disability, any unvested portion of the Award will be forfeited and/or cancelled on the date you cease to be an employee of the Company or an Affiliate.

Effect of Termination
of Employment:    To the extent not already vested or previously forfeited, a portion of the unvested options will vest and will be adjusted pro-rata by multiplying the Award Amount as of the last day of the vesting period (as though you had remained employed) by a fraction, the numerator of which is the number of full months elapsed in the vesting period prior to the date of your involuntary termination with severance due to restructure or reduction in force, death, disability or Retirement, rounded up, and the denominator of which is the total number of months in the vesting period. Notwithstanding the provisions of the first sentence of this paragraph or any other agreement between you and the Company to the contrary, in the event your employment is terminated prior to the Vesting Date due to your voluntary Retirement, the Award with the Grant Date closest to your retirement date will continue to vest in accordance with its terms so long as the following conditions are satisfied: (a) you work with the Company's CEO (the "CEO") and the Company’s CHRO (the “CHRO”) in good faith to arrive at a mutually agreeable time period for giving the CEO and CHRO prior notice of your intention to retire and a mutually agreeable transition plan for your Retirement; (b) you enter into an extended Confidentiality and Noncompete Agreement on or before your Retirement date; and (c) you continue to comply with the terms and conditions of such Confidentiality and Noncompete Agreement through the Vesting Date of the Award. If such conditions are

Exhibit 10.11
not satisfied, the provisions of the first sentence of this paragraph will govern. For the avoidance of doubt, if you breach the terms and conditions of the Confidentiality and Noncompete Agreement, the reversion to the first sentence of this paragraph will occur as of the date the CEO first notifies you of its determination that such a breach has occurred.

MOLSON COORS BEVERAGE COMPANY

You may review this Award Notice by logging onto your account with [ ] and accepting this grant agreement. By accepting the Options granted to you in this Award, you agree to be bound by all of the provisions set forth in this Award Notice, the Agreement, and the Plan.
Attachment:    [YEAR] Nonqualified Stock Option Agreement

Exhibit 10.11
[YEAR] Nonqualified Stock Option Agreement
Under The AMENDED AND RESTATED
Molson Coors Beverage Company Incentive Compensation Plan

Molson Coors Beverage Company (the “Company”) has granted to you an Award consisting of nonqualified stock options, subject to the terms and conditions set forth herein and in the Employee Nonqualified Stock Option Award Notice (the “Award Notice”). The Award has been granted to you pursuant to the Amended and Restated Molson Coors Beverage Company Incentive Compensation Plan (the “Plan”). The decisions and interpretations of the Committee are binding, conclusive and final upon any questions arising under the Award Notice, this [YEAR] Nonqualified Stock Option Agreement (the “Agreement”) or the Plan. Unless otherwise defined herein or in the Award Notice, capitalized terms shall have the meanings assigned to such terms in the Plan.
1.Grant of Options. On the Grant Date, you were awarded the number of Options set forth in the Award Notice.
2.Brokerage Account: Participant agrees to establish and maintain a brokerage account with a financial institution designated by the Company, which is currently Merrill Lynch. The participant will not be able to receive the award or sell any shares vested under this agreement until such a brokerage account is created. If a brokerage account is not created by time of award vest, one will be automatically created to ensure shares vest.
3.Vesting of Options. The Options shall become vested and non-forfeitable in accordance with the Vesting Schedule set forth in the Award Notice. Vesting may be accelerated as described in the Award Notice. For purposes of the Award Notice and this Agreement, “Retirement” means termination of employment, other than for Cause, after attainment of age 55 and at least ten years of continuous service with the Company or affiliate.
4.Termination of Employment. Except for termination of employment due to death, Retirement, involuntary termination with severance due to restructure or reduction in force, or disability, unvested portion of the Award will be forfeited and/or cancelled on the date you cease to be an employee of the Company or an Affiliate. Any portion of this Award that is not exercisable on the date of your termination of employment for any reason shall terminate immediately and be null and void and of no further force and effect.
    If you terminate employment for reasons other than for death, Retirement, involuntary termination with severance due to restructure or reduction in force, disability or Cause, your vested Options may be exercised for a period of one year following the date of your termination. If you terminate employment due to death, Retirement, involuntary termination with severance due to restructure or reduction in force or disability, your vested Options may be exercised for three years following the date of your termination/death. Notwithstanding the foregoing, in no event may an Option be exercised after the Expiration Date set forth on the Award Notice.
    If you terminate employment for Cause, all Options, vested and unvested, shall be forfeited and/or cancelled on your date of termination.
5.Exercise of Options. Prior to the Expiration Date (or such earlier date provided in Section 3 above), you may exercise your vested Options by providing notice to the Company, in the manner specified by the Committee from time to time, of the number of Shares to be exercised, accompanied by full payment of the Exercise Price for the Shares by tendering cash, Shares or any other method of payment permitted by the Committee at the time of exercise. Participants who are residents of Canada for the purposes of the Income Tax Act (Canada) or who are subject to tax on their employment income under the Income Tax Act (Canada) are not permitted to elect to make payment with previously acquired Shares. You may not exercise Options with respect to any fractional Shares.
6.Status of Option. The Options being awarded to you are not intended to qualify as “incentive stock options” as defined in Section 422(b) of the Code.
7.Withholding Taxes. You agree to make appropriate arrangements with the Company or an Affiliate for satisfaction of any applicable federal, state, local or foreign tax withholding requirements or like requirements with respect to the exercise of Options no later than the date on which such withholding is required under applicable law. To satisfy such payment obligation, you agree the Company or an Affiliate shall have the right to withhold a number of whole Shares otherwise deliverable to you upon the exercise of the Options having a Fair

Exhibit 10.11
Market Value (defined in the Plan), as of the date on which the tax withholding obligations arise, not in excess of the obligations determined by the applicable minimum statutory withholding rates; alternatively, the Company may require you, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Company or any Affiliate with respect to the Options.
8.Rights as a Stockholder. You shall not have any of the rights of a stockholder with respect to the Options until Shares have been delivered to you upon exercise of the Options.
9.Non-Guarantee of Employment Relationship or Future Awards. Nothing in the Plan, the Award Notice or this Agreement will alter your at-will or other employment status with the Company or an Affiliate, nor be construed as a contract of employment between you and the Company or an Affiliate, or as a contractual right for you to continue in the employ of the Company or an Affiliate for any period of time, or as a limitation of the right of the Company or an Affiliate to discharge you at any time with or without cause or notice and whether or not such discharge results in the forfeiture of any of your Options, or as a right to any future Awards.
10.Nontransferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Subject to Section 18, all Options granted under the Plan are exercisable only by you during your lifetime and by your designated beneficiary in the event of your death.
11.Additional Restrictions. The terms of the Option shall be subject to any special provisions relating to Options granted to individuals outside the United States which accompany these terms and shall be deemed a part hereof.
12.Personal Information. You agree the Company and its suppliers or vendors may collect, use and disclose your personal information for the purposes of the implementation, management, administration and termination of the Plan.
13.Amendment. The Committee may amend, alter, modify, suspend or terminate the Award Notice or this Agreement at any time and from time to time, in whole or in part; provided, however, no amendment, alteration, modification, suspension or termination of the Award Notice or Agreement shall adversely affect in any material way the Award Notice or this Agreement, without your written consent, except to the extent such amendment, alteration, modification, suspension or termination is reasonably determined by the Committee in its sole discretion to be necessary to comply with applicable laws, rules, regulations, or is necessary for such approvals by any governmental agencies or national securities exchanges as may be required.
14.Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon you and your heirs, beneficiaries, executors, legal representatives, successors and assigns.
15.Integrated Agreement. The Award Notice, this Agreement and the Plan constitute the entire understanding and agreement between you and the Company with respect to the subject matter contained herein or therein and supersedes any prior agreements, understandings, restrictions, representations, or warranties between you and the Company with respect to such subject matter other than those as set forth or provided for herein or therein.
16.Governing Law. The Award Notice and this Agreement shall be governed by the laws of the State of Wisconsin, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Award Notice and this Agreement to the substantive law of another jurisdiction. You agree to submit to the exclusive jurisdiction and venue of the federal or state courts of Wisconsin, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Notice or Agreement.
17.Construction. Captions and titles contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
18.Beneficiary Designation. In the event of your death prior to the payment of any Options to which you are otherwise entitled, payment shall be made to your then-effective beneficiary or beneficiaries under the

Exhibit 10.11
Employer-paid group term life insurance arrangement, unless you are a resident of Quebec, Canada. In that case, any beneficiary designation or revocation of such beneficiary designation made by you must be made through a will, a copy of which should be filed with the Committee.
19.Clawback. By entering into this agreement and reviewing this Award, you acknowledge that this Award is subject to (a) the Company’s Global Incentive Compensation Clawback Policy for Misconduct effective as of March 5, 2025 and the Company’s Global Incentive Compensation Clawback Policy effective as of October 2, 2023, as they may be amended from time to time by the Board or the Committee in its discretion, and (b) any other compensation recoupment or clawback policies as may be adopted from time to time by the Board or the Committee, all to the extent determined by the Board or the Committee in its discretion to be applicable to you.
20.Conformity. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan. Any conflict between the terms of the Award Notice, this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in the Award Notice or this Agreement or any matters as to which the Award Notice and this Agreement are silent, the Plan shall govern. Any conflict between the terms of the Award Notice and the Agreement shall be resolved in accordance with the terms of the Agreement. In the event of any conflict between the information provided on any intranet site or internet website or in the prospectus for the Plan and the Award Notice, the Agreement or the Plan, the Award Notice, Agreement or the Plan, as applicable, shall govern as provided above.

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